Exhibit 99.1

PFF BANCORP INC. ANNOUNCES

NEW STOCK REPURCHASE AUTHORIZATION

Rancho Cucamonga, Calif., July 25-PR Newswire-First Call- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., today announced that its Board of Directors has authorized the addition of 1.0 million shares to the 676,435 shares remaining as of July 24, under its previous repurchase authorization. Shares of common stock will be repurchased in open market transactions as market conditions permit. At June 30, 2007, the Company had 23,420,166 shares outstanding.

CONTACT:

Kevin McCarthy

President/CEO or

Gregory C. Talbott

Senior Executive Vice President, COO/CFO

PFF Bancorp, Inc.

9337 Milliken Ave.

Rancho Cucamonga, Ca 91729

909-941-5400

Web site: http://www.pffbancorp.com

(PFB)